SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 23, 2011

Capstead Mortgage Corporation

(Exact name of registrant as specified in its charter)

MARYLAND	001-08896	75-2027937
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8401 North Central Expressway Suite 800 Dallas, Texas		75225
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (214) 874-2323

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Reference is hereby made to the registration statement of Capstead Mortgage Corporation (the “Company”) on Form S-3 (File No. 333-156073), which became effective as of February 12, 2009 (the “Registration Statement”), pursuant to which the Company registered the sale of debt and equity securities in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the prospectus and the related prospectus supplement, which was filed with the Commission pursuant to Rule 424(b)(5) on June 23, 2011, with respect to the Company’s common stock, par value $0.01 per share (the “Common Stock”).

On June 1, 2011, the Company entered into an Amended and Restated Sales Agreement with Brinson Patrick Securities Corporation (the “Sales Manager”), in connection with the issuance and sale of shares of the Common Stock, from time to time through the Sales Manager.

On June 23, 2011, Hogan Lovells US LLP issued their opinion with respect to the legality of the issuance and sale by the Company of an additional 10,000,000 shares of the Company’s Common Stock to be sold pursuant to the Amended and Restated Sales Agreement, a copy of which is filed as an exhibit to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

5.1	Opinion of Hogan Lovells US LLP, dated June 23, 2011, with respect to the legality of the shares of Common Stock being issued.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2011

CAPSTEAD MORTGAGE CORPORATION

By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
Executive Vice President, Chief Financial Officer and Secretary